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                                                                    Exhibit 10.1

[CIT LOGO]

               EQUIPMENT RENTAL AND FINANCE - US
               1540 W. FOUNTAINHEAD PKWY.
               TEMPE, AZ 85282


April 4, 2006

Avondale Mills, Inc.
506 South Broad Street
Monroe, GA  30655-2172

Attention:     Jack R. Altherr, Jr.

Re: Waiver pertaining to the Financial Reports and Covenant Rider (the "Rider") to Master Security Agreement (the "Agreement") dated July 30, 2002 between Avondale Mills, Inc. as Debtor, and The CIT Group/Equipment Financing, Inc. as Secured Party.

Mr. Altherr:

Debtor has notified Secured Party that Debtor failed to comply with the Fixed Charge Coverage Ratio under the Rider to the Agreement, during the second fiscal quarter ending February 24, 2006, which failure would result in an Event of Default under Section 9(b) of the Agreement. Secured Party agrees to waive the non-compliance for this period only.

Provided, however, (i) the waiver set forth in this letter shall not constitute an amendment of any covenant, or of any other Event of Default or event which with notice or the passage of time or both would be an Event of Default under the Agreement, (ii) the Agreement shall remain in full force and effect, and unchanged except as set forth in this letter waiver and (iii) notwithstanding the waiver for the non-compliance of the Fixed Charge Coverage Ratio covenant in this letter, Debtor is hereby advised that the Secured Party shall demand strict compliance by the Debtor with the terms of the Agreement at all times and the Secured Party reserves all rights and remedies with respect thereto.

The effectiveness of this waiver shall be subject to the Secured Party's receipt of a $5,000.00 amendment fee.

Please indicate your agreement with the foregoing by executing this letter and returning it to the undersigned with the amendment fee no later than April 7, 2006.

THE CIT GROUP/EQUIPMENT FINANCING, INC.


By:
   ------------------------------
Title:  Senior Credit Analyst


AGREED TO:

Debtor:  Avondale Mills, Inc.               Guarantor:  Avondale Incorporated


By                                          By
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